Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Form S-8 No. 333-58422) pertaining to the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan and the InfoSpace, Inc. 1998 Employee Stock Purchase Plan,
Registration Statement (Form S-8 No. 333-198645) pertaining to the Blucora, Inc. Restated 1996 Flexible Stock Incentive Plan,
Registration Statement (Form S-8 No. 333-204585) pertaining to the Blucora, Inc. 2015 Incentive Plan, and
Registration Statement (Form S-8 No. 333-209218) pertaining to the Blucora, Inc. 2016 Equity Inducement Plan of our reports dated February 24, 2016, with respect to the consolidated financial statements of Blucora, Inc. and the effectiveness of internal control over financial reporting of Blucora, Inc. included in this Annual Report (Form 10-K) of Blucora, Inc., for the year ended December 31, 2015.
/s/ ERNST & YOUNG LLP
Seattle, Washington
February 24, 2016